                    PHOTRONICS, INC. AND SUBSIDIARIES

                   Condensed Consolidated Balance Sheet
                         (dollars in thousands)





                                               May 4,       October 31,
                                                1997           1996
                                             -----------    -----------
        ASSETS
        ======
Current assets:
  Cash, cash equivalents and
   short-term investments                     $ 11,115       $ 26,684
  Accounts receivable                           30,403         24,750
  Inventories                                    9,292          7,992
  Other current assets                           7,164          6,154
                                              --------       --------
     Total current assets                       57,974         65,580


Property, plant and equipment, net             146,494        123,666

Intangible assets, net                           8,754          9,305

Investments and other assets                    10,599         13,352
                                              --------       --------
                                              $223,821       $211,903
                                              ========       ========



LIABILITIES AND SHAREHOLDERS' EQUITY
====================================

Current liabilities:
  Current portion of long-term debt           $     39       $     38
  Accounts payable and accrued liabilities      30,831         43,929
                                              --------       --------
     Total current liabilities                  30,870         43,967


Long-term debt                                  17,023          1,987
Deferred income taxes and other liabilities      8,813          9,532

Shareholders' equity                           167,115        156,417
                                              --------       --------
                                              $223,821       $211,903
                                              ========       ========






                    PHOTRONICS, INC. AND SUBSIDIARIES

              Condensed Consolidated Statement of Earnings

                     (in thousands, except per share amounts)





                                   Quarter Ended           Six Months Ended
                               --------------------      --------------------
                                May 4,    April 30,       May 4,    April 30,
                                 1997       1996           1997       1996
                               -------    ---------      -------    ---------
Net sales                      $49,034     $40,514       $89,063     $75,182


Costs and expenses:
  Cost of sales                 30,283      24,811        55,630      46,063
  Selling, general and
    administrative               6,244       5,447        11,279      10,032
  Research and development       2,622       2,123         4,924       3,948
                               -------     -------       -------     -------
    Operating income             9,885       8,133        17,230      15,139


Interest and other income, net      99         334         1,379(a)      879
                               -------     -------       -------     -------

    Income before income taxes   9,984       8,467        18,609      16,018


Provision for income taxes       3,800       3,200         7,100       6,100
                               -------     -------       -------     -------

Net income                     $ 6,184     $ 5,267       $11,509(a)  $ 9,918
                               =======     =======       =======     =======


Net income per common share      $0.50       $0.44         $0.93(a)    $0.82
                                 =====       =====         =====       =====

Weighted average number of
  common shares outstanding     12,432      12,048        12,331      12,053
                                ======      ======        ======      ======





__________
(a)  Includes a net gain from the sale of equity investments of
     $1.1 million ($0.7 million, or $0.05 per share, after tax).
__________

8K-FINCL
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